                                                                    EXHIBIT 99.1




                        AMERICAN CLAIMS EVALUATION, INC.
                  REPORTS SECOND QUARTER AND SIX MONTHS RESULTS


JERICHO, NY, November 12, 2003: American Claims Evaluation, Inc. (NASDAQ:AMCE) announced revenues of $614,364 with a net loss of $.05 per share for the six months ended September 30, 2003 as compared to revenues of $612,465 with a net loss of $.03 per share for the six months ended September 30, 2002.

                                                        Three Months Ended                   Six Months Ended
                                                  --------------------------------   ---------------------------------
                                                         09/30/03       09/30/02           09/30/03         09/30/02
                                                  -----------------   ------------   ----------------   --------------
                                                            (Unaudited)                        (Unaudited)
Revenues                                                 $308,615       $299,999           $614,364         $612,465

Operating loss                                           (132,463)      (120,850)          (245,710)        (227,485)

Loss before income tax expense (benefit)                 (110,914)       (81,779)          (196,745)        (148,474)

Net loss                                                ($111,914)      ($63,779)         ($200,745)       ($112,474)

Loss per share - basic                                     ($0.03)        ($0.01)            ($0.05)          ($0.03)
                                                  ==================   ===========   ================   ==============
Loss per share - diluted                                   ($0.03)        ($0.01)            ($0.05)          ($0.03)
                                                  ==================   ===========   ================   ==============
Weighted average shares - basic                         4,259,800      4,259,800          4,259,800        4,259,800

Weighted average shares - diluted                       4,259,800      4,259,800          4,259,800        4,259,800

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.



                                  * * * * * * *